Exhibit 99.2

Minerva Surgical Announces the Appointment of Kaile Zagger
as Chief Commercial Officer

SANTA CLARA, Calif., March 21, 2023 — Minerva Surgical, Inc. (Nasdaq: UTRS) (Minerva Surgical), a women's health company focused on solutions to meet the distinct uterine healthcare needs of women, announced today the appointment of Kaile Zagger as its new Chief Commercial Officer. Ms. Zagger’s leadership will help guide the strategic growth of the company and advance its position as a leader in women’s healthcare solutions.

“We are excited to have Kaile as our new Chief Commercial Officer for her proven track record of driving exponential growth and productivity, while delivering bottom line results,” said Todd Usen, president and CEO of Minerva Surgical. “Beyond her professional acumen, Ms. Zagger's passion for channeling her leadership experience into companies that improve the quality of healthcare for women and children aligns with our mission at Minerva Surgical, and we are pleased to welcome her to the team.”

Ms. Zagger brings more than 20 years of experience in the healthcare industry in sales, organizational development, growth acceleration, restructuring and operational excellence with increasing responsibility at such firms as Boston Scientific, Intuitive Surgical, GE Healthcare, Philips Healthtech and Change Healthcare. Additionally, she has held C-Suite positions for both private and publicly-held companies and has led multiple large-scale transformations.

“Women’s health is a uniquely personal field of healthcare that I am committed to transforming,” said Kaile Zagger. “It is an important time in women’s health, and we have much work to do to progress this area of care. I am excited about the future and thrilled to work alongside this management team to re-position the organization as a leader in this important segment.”

In addition to her executive level leadership with globally recognized firms, Ms. Zagger has served as a board member for private organizations and nonprofits. Beyond her professional career, Ms. Zagger is the co-Founder of a non-profit foundation whose mission is eradication of late-stage female reproductive cancers.

About Minerva Surgical, Inc.

Minerva Surgical is a commercial-stage medical technology company focused on developing, manufacturing, and commercializing minimally invasive solutions to meet the distinct uterine healthcare needs of women. The Company has established a broad product line of commercially available, minimally invasive alternatives to hysterectomy, which are designed to address the most common causes of Abnormal Uterine Bleeding (AUB) in most uterine anatomies. The Minerva Surgical solutions can be used in a variety of medical treatment settings and aim to address the drawbacks associated with alternative treatment methods and to preserve the uterus by avoiding unnecessary hysterectomies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements may include information regarding trends and expectations for the Company’s products and technology in the future, and the Company’s expected future financial performance. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2022, as filed with the U.S. Securities and Exchange Commission (SEC) on November 14, 2022, and available at www.SEC.gov, and which will be updated in our 2022 Annual Report on Form 10-K which we expect to file with the SEC on March 22, 2023. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

MEDIA CONTACT

media@minervasurgical.com

INVESTOR RELATIONS CONTACT

Investor.relations@minervasurgical.com

RELATED LINKS

https://www.aubandme.com

https://www.minervasurgical.com